                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                     COMMERCIAL ASSETS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                     [LOGO]

                                                                  April 14, 1997

To Our Shareowners:

    You cordially are invited to the 1997 Annual Meeting of Shareowners (the "Meeting") of Commercial Assets, Inc. (the "Company") to be held at 1873 S. Bellaire Street., Suite 1700, Denver, Colorado on Tuesday, May 20, 1997, at 8:00 a.m., local time.

    The formal notice of the Meeting and a proxy statement describing the matters to be acted upon at the Meeting are contained in the following pages.

    Enclosed is a proxy that enables you to vote your shares on the matter to be considered at the Meeting even if you are unable to attend the Meeting. Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed postage-paid envelope as soon as possible for receipt prior to the Meeting. Shareowners also are entitled to vote on any other matter that properly comes before the Meeting.

    WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE.

                                                        Sincerely,

                                                   /s/  TERRY CONSIDINE

                                                     TERRY CONSIDINE
                                                 CO-CHAIRMAN OF THE BOARD

                                                  /s/  THOMAS L. RHODES

                                                     THOMAS L. RHODES
                                                 CO-CHAIRMAN OF THE BOARD

                            COMMERCIAL ASSETS, INC.

                           3600 SOUTH YOSEMITE STREET
                             DENVER, COLORADO 80237
                                 (303) 773-1221

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

                             ---------------------

To Our Shareowners:

    The 1997 Annual Meeting of Shareowners (the "Meeting") of Commercial Assets, Inc. (the "Company") will be held at 1873 S. Bellaire Street., Suite 1700, Denver, Colorado, on Tuesday, May 20, 1997, at 8:00 a.m., local time, to consider and act upon the following matters:

    1. election of Messrs. Thomas L. Rhodes, Raymond T. Baker and Thomas C. Fries, three Class I Directors, to terms expiring in 2000; Mr. Terry Considine as a Class III Director to a term expiring in 1999; and Bruce
       D. Benson as a Class II Director to a term expiring in 1998;

    2. such other business as properly may come before the Meeting and any adjournments or postponements thereof.

    Only shareowners of record at the close of business on April 9, 1997, the record date, will be entitled to vote at the Meeting.

    The Board of Directors of the Company desires to have maximum representation at the Meeting and requests that you mark, date, sign and timely return the enclosed proxy in the postage-paid envelope provided.

                                           BY ORDER OF THE BOARD OF DIRECTORS,

                                                   /s/  JOHN C. SINGER

                                                      JOHN C. SINGER
                                                        SECRETARY

April 14, 1997

                            COMMERCIAL ASSETS, INC.

                           3600 SOUTH YOSEMITE STREET
                             DENVER, COLORADO 80237
                                 (303) 773-1221

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREOWNERS
                                  MAY 20, 1997

                            ------------------------

To Our Shareowners:

    This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors of Commercial Assets, Inc. (the "Company") of proxies to be used at the 1997 Annual Meeting of Shareowners of the Company (the "Meeting") and at any adjournments or postponements thereof. The Meeting will be held at 1873 S. Bellaire Street., Suite 1700, Denver, Colorado, on Tuesday, May 20, 1997, at 8:00 a.m., local time. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareowners. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting (the "Proxy Materials") are first being provided to shareowners beginning on or about April 14, 1997.

                              GENERAL INFORMATION

SOLICITATION

    The enclosed proxy is being solicited by the Board of Directors of the Company. In addition to solicitations by mail, solicitations may be made by personal interview, telephone and telegram by Directors and officers of the Company. No compensation will be paid to the Directors and officers of the Company for the solicitation of proxies. The cost of solicitation will be paid solely by the Company. The Company will reimburse banks, brokers and others holding shares in their names or the names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such shares.

VOTING RIGHTS AND VOTES REQUIRED

    Holders of shares of Commercial Assets, Inc. common stock, par value $.01 per share (the "Common Stock") at the close of business on April 9, 1997, (the "Record Date") are entitled to notice of, and to vote at, the Meeting. On the Record Date, 10,315,809 shares of Common Stock were outstanding. The presence, in person or by proxy, of holders of a majority of the shares of Common Stock entitled to vote at the Meeting constitutes a quorum for the transaction of business at the Meeting.

    Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Meeting. The affirmative vote of a majority of the votes cast at the Meeting by shareowners present or represented and entitled to vote on each proposal is required for the election of Directors. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum but will not be considered as votes cast in determining whether a matter has been approved by the shareowners. If a broker or other record holder or nominee indicates on a proxy that it does not have authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

VOTING OF PROXIES

    Shares of Common Stock represented by all properly executed proxies received in time for the Meeting will be voted as specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares of Common Stock represented by such proxy will be voted "FOR" the election of Thomas L. Rhodes, Raymond T. Baker, Thomas C. Fries, Terry Considine and Bruce D. Benson as Directors of the Company. Management and the Board of Directors of the Company know of no other business to be brought before the Meeting other than as described herein. If any other matters are presented properly to the shareowners for action at the Meeting and any adjournments or postponements thereof, the proxy holders named in the enclosed proxy intend to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

REVOCABILITY OF PROXY

    The giving of the enclosed proxy does not preclude the right to vote in person should the shareowner giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by notice in writing sent to the Secretary of the Company that the proxy is revoked, by presenting to the Company a later-dated proxy or by attending the Meeting and voting in person.

ANNUAL REPORT

    The Company's 1996 Annual Report to Shareowners, including a copy of the Company's 1996 Annual Report on Form 10-K (collectively, the "Annual Report") contains financial and other information about the activities of the Company including financial statements for the year ended December 31, 1996. An Annual Report is being mailed with this Proxy Statement to all holders of record on April 9, 1997. Neither the Company's 1996 Form 10-K nor the 1996 Annual Report to Shareowners is incorporated into this Proxy Statement by reference nor is it a part of the Proxy Materials.

    Upon written request addressed to the Secretary of the Company at the address listed above, the Company will provide a copy of the Annual Report and 1996 Form 10-K to anyone whose proxy is being solicited in connection with this Proxy Statement.

                             ELECTION OF DIRECTORS

    The charter of the Company provides for three classes of Directors with staggered terms of office. Nominees for each class serve for terms of three years and until the election and qualification of their successors or until their earlier resignation, death, disqualification or removal from office. The Board of Directors currently consists of seven members, including three Class I Directors whose terms expire in 1997, two Class II Directors whose terms expires in 1998 and two Class III Directors whose terms expire in 1999. The By-laws of the Company require that at least three of the seven of the Board of Directors of the Company and each committee thereof be comprised of persons who are Independent Directors of the Company.

    An Independent Director is defined in the Company's By-laws as a person "who is not affiliated, directly or indirectly, with the person or entity responsible for directing or performing the day-to-day business affairs of the corporation (the advisor), including a person or entity to which the advisor subcontracts substantially all of such functions, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or by serving as an officer or Director of, the advisor or an affiliated business entity of the advisor." The Independent Directors of the Company are Messrs. Baker, Kortz, Malone and Fries.

    Vacancies on the Board of Directors may be filled by a majority of the remaining members; provided, however, that the Independent Directors must nominate the replacements for vacancies among the Independent Directors. Each Director elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of the shareowners at which time the shareowners shall elect a Director to serve the remaining term of the class into which such Director is elected.

    At the Meeting, three Class I Directors will be elected to a term expiring in 2000, a Class II Director will be elected to a term filled as a vacancy and expiring in 1998, and a Class III Director will be elected to a term filled as a vacancy and expiring in 1999. Unless otherwise specified, the enclosed proxy will be voted "FOR" the election of the Board of Directors' nominees, Messrs. Rhodes, Baker and Fries, as the Class I Directors of the Company, Mr. Considine as a Class III Director of the Company and Mr. Benson as a Class II Director of the Company. Neither management nor the Board of Directors of the Company knows of any reason why Messrs. Rhodes, Baker, Fries, Considine or Benson would be unavailable to serve as a Director. Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a nominee proposed by the Board of Directors if any of Messrs. Rhodes, Baker, Fries, Considine or Benson become unavailable for election.

    The Board of Directors held 12 meetings in 1996. During 1996, no Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and any committee thereof on which he served.

    The Audit Committee of the Board of Directors (the "Audit Committee") held five meetings in 1996. Messrs. Baker, Kortz, Malone and Fries are the current members of this committee. Among other things, the Audit Committee reviews and approves the scope of the annual audit undertaken by the Company's independent certified public accountants and meets with them as considered necessary to review the progress and results of their work as well as their recommendations. The Audit Committee also reviews internal audit procedures and reporting systems of the Company.

    The Compensation Committee of the Board of Directors (the "Compensation Committee"), which held one meeting in 1996, is made up of the Independent Directors. The Compensation Committee was formed to, among other things, administer the Company's Stock Option Plan (the "Plan").

    The Company does not have a Nominating Committee or any other committee performing a similar function. Procedures for nominating persons to the Board of Directors are contained in the Company's By-laws.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. RHODES, BAKER, FRIES, CONSIDINE AND BENSON TO THE BOARD OF DIRECTORS OF THE COMPANY.

    Certain information with respect to the nominees for election as Directors, the continuing Directors and the executive officers of the Company, as of April 9, 1997, appears below and was furnished in part by each such person.

    Each executive officer of the Company serves for a term of one year and until his or her successor has been elected and qualified or until his or her earlier resignation or removal by the Board of Directors. There are no family relationships among any of the Directors and executive officers of the Company.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

NAME                             AGE                          POSITION(S) HELD WITH THE COMPANY
---------------------------      ---      -------------------------------------------------------------------------
Terry Considine............          49   Co-Chairman of the Board of Directors (Class III) and Co-Chief Executive
                                            Officer

Thomas L. Rhodes...........          57   Co-Chairman of the Board of Directors (Class I) and Co-Chief Executive
                                            Officer

Leslie B. Fox..............          38   President and Chief Operating Officer

Kevin J. Nystrom...........          37   Senior Vice President and Chief Financial Officer

Donald L. Kortz............          56   Independent Director (Class II) and Member of the Audit and Compensation
                                            Committees

Raymond T. Baker...........          46   Independent Director (Class I) and Member of the Audit and Compensation
                                            Committees

Robert J. Malone...........          52   Independent Director (Class III) and Member of the Audit and Compensation
                                            Committees

Bruce D. Benson............          58   Director (Class II)

Thomas C. Fries............          52   Independent Director (Class I) and Member of the Audit and Compensation
                                            Committees

    TERRY CONSIDINE was elected Co-Chairman of the Board and Co-Chief Executive Officer of the Company and of Asset Investors Corporation ("AIC") on October 1, 1996. Since July 1994, Mr. Considine has also been Chairman of the Board of Directors, President and Chief Executive Officer of Apartment Investment and Management Company, a REIT that owns and manages multi-family housing complexes. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of Property Asset Management, L.L.C., a Colorado limited liability company, and its related entities (collectively, "PAM"), one of the AIMCO predecessors. Mr. Considine also became an owner and Director of Financial Asset Management LLC (the "Manager"), on October 1, 1996. He served as a Colorado State Senator from 1987-1992 and in 1992 was the Republican nominee for election to the United States Senate from Colorado.

    THOMAS L. RHODES was elected Co-Chairman of the Board and Co-Chief Executive Officer of the Company and of AIC on October 1, 1996. Mr. Rhodes has also been a Director of Apartment Investment and Management Company since July 1994. Mr. Rhodes also became an owner and Director of the Manager on October 1, 1996. Mr. Rhodes has served as the President and a Director of NATIONAL REVIEW magazine since 1992. From 1976 to 1992, he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986. He also served as a Director of Underwriters Reinsurance Corporation from 1987 to 1993 and was a member of the Advisory Board of TransTerra Co. during 1993. He currently serves as a Director of Delphi Financial Group, Inc. and its subsidiaries, The Lynde and Harry Bradley Foundation and the Reserve Special Portfolio Trusts. Mr. Rhodes is Chairman of the Empire Foundation for Policy Research, a Trustee of The Heritage Foundation, a Trustee of The Manhattan Institute, a Board Member of the National Center for Neighborhood Enterprise and a Member of the Council on Foreign Relations.

    LESLIE B. FOX has served as President and Chief Operating Officer of the Company and of AIC since October 1996, served as Executive Vice President and Chief Operating Officer of the Company and AIC from February 1995 through September 1996 and served as a Vice President of AIC from November 1993 until February 1995. From November 1993 until February 1995, she was an Executive Vice President, Chief Investment Officer and Assistant Secretary of the Company. Ms. Fox has been employed by the Manager since November 1993 and served as a Vice President of the Manager from February 1995 through September 1996 and as president since October 1, 1996. From 1991 to 1993, Ms. Fox was Senior Vice

President of NHP Capital Corp. in Washington, D.C., a subsidiary of NHP, Inc. From 1987 to 1991, Ms. Fox was Vice President of Finance/MIS at NHP Property Management Inc., also a subsidiary of NHP, Inc.

    KEVIN J. NYSTROM has served as Senior Vice President and Chief Financial Officer of the Company and AIC since October 1996, and served as Vice President and Chief Accounting Officer of the Company from its organization through September 1996 and of AIC from January 1993 through September 1996. He has been employed by the Manager since September 1992. Prior to joining the Manager, Mr. Nystrom held a series of positions, most recently as a Senior Manager, with Deloitte & Touche from January 1985 to August 1992.

    DONALD L. KORTZ has served as a Director of the Company and a member of its Audit and Compensation Committees since its organization in 1993. He served as a Director of AIC from June 1988 until August 1993. Mr. Kortz served as President and Chief Executive Officer of Fuller & Company, a Denver-based commercial real estate broker, from April 1987 until October 1995, when he was appointed President and Chief Executive Officer of Rose Community Foundation. Previously, Mr. Kortz served as Chairman of the Board of Trustees of the Rose Health Care Systems, the holding company of Rose Medical Center, Denver, Colorado and as a member of the Denver Board of Water Commissioners. Mr. Kortz also is a member of the Society of Fellows of the University of Denver and is a member of local, state and federal bar associations and Realtors' associations.

    RAYMOND T. BAKER has served as a Director of the Company, as a member of its Compensation Committee and as Chairman of its Audit Committee since the Company was organized in 1993. He served as a Director of AIC from December 1991 until August 1993. He has been a partner of Gold Crown Management Co., a Denver-based property management company, since 1974. Mr. Baker was a member of the Colorado Economic Development Commission Advisory Board, was a member and Chairman of the Colorado Economic Development Commission, is Chairman of the Metropolitan Football Stadium District, is a member and Chairman of the Denver Metropolitan Major League Baseball District, and is a member of the newly formed Key Bank, NA, District of Colorado, Advisory Board.

    ROBERT J. MALONE has served as a Director of the Company and a member of the Audit and Compensation Committees since the Company was organized in 1993. He served as a Director of AIC from February 1992 until August 1993. Mr. Malone is Chairman of the Board of Colorado National Bank in Denver, Colorado. From 1969 to 1993, Mr. Malone served in various capacities, including chief executive and senior executive capacities, with Central Banks/Bank Western, Western Capital Investment Corporation, First Interstate Bank of Denver, First Interstate Bank of Idaho and Bank of America, Los Angeles, California. He also serves on the boards of numerous civic and charitable organizations including Chairman of the Board of Directors of Colorado's Ocean Journey, Trustee and member of the Executive Committee of the Denver Art Museum, Director of Colorado UpLIFT, Trustee of the Denver Area Council Boy Scouts of America and Trustee and Chairman of the Nominating Committee of the Denver Zoological Foundation.

    BRUCE D. BENSON has served as a Director of the Company and AIC since October 1996 and previously served as a Director of AIC and a member of its Nominating Committee from February 1992 through November 1993. Effective October 1, 1996, Mr. Benson became an Owner of the Manager. For the past 28 years, he has been President and Owner of Benson Mineral Group, Inc., a domestic oil and gas production company located in Denver, Colorado. He serves on numerous Boards of Trustees and Boards of Directors, including President Denver Zoological Foundation; Chairman and Past President, Boy Scouts of America, Denver Area Council; Past President and the Board of Trustees, Berkshire School, Sheffield, Massachusetts; Past Trustee, Smith College, Northampton, Massachusetts; Past Chairman, Colorado Commission on Higher Education; and past member, Board of Directors, Colorado University Foundation. In 1994, he was the Republican nominee for the Governor of Colorado.

    THOMAS C. FRIES has served as a Director of the Company since December 1996. Since 1986, Mr. Fries has been the President and Owner of CP Company, a regional distributor and lessor of refrigeration equipment located in Denver, Colorado. From 1980 to 1995, Mr. Fries served as President and Owner of Cummins Power, Inc., the Rocky Mountain area distributor for Cummins Engine Company, Inc. He has served as Board Chairman of Colorado Outward Bound School and Junior Achievement. He is a Board member of Mountain States Employers Council, Colorado Outward Bound School and is a member of the American Alpine Club.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    The Company's executive officers and Directors are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of securities of the Company with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange, Inc. Copies of those reports also must be furnished to the Company. Based solely upon a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that for the year ended December 31, 1996, all required reports were filed on a timely basis.

                                  COMPENSATION

SUMMARY COMPENSATION TABLE

    The Company does not pay a salary, bonus or any other compensation to its executive officers, other than stock options which may be granted to them from time to time under the Plan, nor does it have any long-term incentive programs. The Manager, at its expense, provides all personnel necessary to conduct the regular business of the Company. The Manager receives various fees for advisory and other services performed under the Management Agreement between the Company and the Manager. All salaries, bonuses and other compensation (other than dividend equivalent rights ("DERs") and options received by the executive officers of the Company) are paid by the Manager. The Manager has not allocated any portion of the compensation paid by it to the Company's executive officers specifically for their services to the Company. A description of the Management Agreement between the Company and the Manager and the fees paid by the Company thereunder is included below under the caption "The Management Agreement."

    The following table sets forth information regarding compensation paid to the Company's Chief Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                                                AWARDS OF OPTIONS
                                                                                               (SHARES) LONG-TERM
NAME AND PRINCIPAL POSITIONS                                                       YEAR          COMPENSATION(1)
-------------------------------------------------------------------------------  ---------  -------------------------
Spencer I. Browne, President and Chief Executive Officer, through September 30,
  1996.........................................................................       1996             30,000
                                                                                      1995             30,000
                                                                                      1994             60,000

Terry Considine, Co-Chief Executive Officer, effective October 1, 1996.........       1996             --

Thomas L. Rhodes, Co-Chief Executive Officer, effective October 1, 1996........       1996             --

------------------------

(1) Does not reflect 5,498, 20,981 and 11,729 shares of Common Stock related to DERs that accrued during 1996, 1995 and 1994, respectively, for the benefit of Mr. Browne with respect to all stock options owned by him, all of which DERs had been distributed as of April 9, 1997. Additionally, on

    May 30, 1996, Mr. Browne received 54,222 shares of Common Stock in exchange for the elimination of the accrual of DERs on stock options held by him.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information on stock options granted during 1996 to the named executive officers:

                                               OPTION GRANTS IN 1996
-------------------------------------------------------------------------------------------------------------------
                                                         INDIVIDUAL GRANTS
                                       -----------------------------------------------------  POTENTIAL REALIZABLE
                                                      PERCENT OF                                VALUE AT ASSUMED
                                        NUMBER OF        TOTAL                                ANNUAL RATES AT STOCK
                                       SECURITIES    OPTIONS/SARS                              PRICE APPRECIATION
                                       UNDERLYING     GRANTED TO     EXERCISE OR                 FOR OPTION TERM
                                         OPTIONS     EMPLOYEES IN    BASE PRICE   EXPIRATION  ---------------------
NAME                                     GRANTED        1996(1)      ($/SHARE)(2)    DATE        5%         10%
-------------------------------------  -----------  ---------------  -----------  ----------  ---------  ----------
Spencer I. Browne....................      30,000         50.00%      $  5.8125    04/10/01   $  48,177  $  106,458
Terry Considine......................      --             --             --           --         --          --
Thomas L. Rhodes.....................      --             --             --           --         --          --

    There were no Stock Appreciation Rights ("SARs") granted by the Company during the year ended December 31, 1996.

------------------------

(1) The Company has no employees. The percentage reflected relates to all options granted to employees of the Manager who are officers of the Company or to employees of the Manager whose time is devoted substantially to the Company. See "Summary Compensation Table" above and "The Management Agreement" below.

(2) These options were granted under the Plan at an exercise price equal to the market price of the Common Stock on the date of grant and currently are all exercisable.

AGGREGATE OPTION EXERCISES DURING 1996 AND FISCAL YEAR-END OPTION VALUES TABLE

    The Company's Chief Executive Officers held no stock options as of December 31, 1996, and did not exercise any options during 1996.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN ANY OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, THE FOLLOWING COMPENSATION COMMITTEE REPORT AND THE PERFORMANCE GRAPH SHALL NOT BE INCORPORATED INTO ANY FUTURE FILINGS WITH THE COMMISSION.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Company is responsible for determining grants of stock options under the Plan. The Committee believes that stock options serve to link management and shareowner interests and motivate executives to make long-term decisions and investments that will serve to increase the long-term total return to shareowners. Grants of stock options to the Company's executive officers are intended to be consistent with competitive practices within the industry.

    The Committee awarded stock options to the executive officers of the Company during 1996 as incentive for the executive officers with respect to, among other things, implementation of the Company's business plan and as compensation for attaining performance goals as determined by the Committee. During 1996, the Committee considered the following factors in determining compensation to the executive officers: (i) the increase in the Company's stock price over the year and the total return to shareowners over the year compared with the performance of the peer group demonstrated in the performance graph below; (ii) the Company's improved earnings per share and resulting improved dividends per share during 1996 compared to all prior years; and (iii) the performance of the Company's portfolio of CMBS bonds during 1996.

    With respect to salaries, bonuses and other annual compensation, the Committee has no role in setting the compensation policies of, or the levels of compensation to, the Company's executive officers. Pursuant to the Management Agreement, such compensation is paid by the Manager. See "Summary Compensation Table" above and "The Management Agreement" below.

                                                  COMPENSATION COMMITTEE
                                                     DONALD L. KORTZ
                                                     RAYMOND T. BAKER
                                                     ROBERT J. MALONE
                                                     THOMAS C. FRIES

COMPENSATION PAID TO DIRECTORS

    During 1996, each Independent Director of the Company received a fee of $2,500 a month plus $300 for each meeting of the Board of Directors or Committee thereof attended. In addition, all Directors are reimbursed for expenses related to attending Board of Directors and Committee meetings.

    The Independent Directors of the Company also are eligible to receive grants of stock options under the Plan. During the year ended December 31, 1996, Messrs. Baker, Kortz and Malone each was granted non-qualified stock options to purchase up to 7,500 shares of Common Stock for $6.00 per share.

    On April 10, 1996, the then Chairman of the Board was granted five-year, non-qualified stock options under the Plan to purchase up to 30,000 shares of Common Stock for $5.8125 per share.

                               PERFORMANCE GRAPH

    The following graph compares the change in the cumulative total return of the Common Stock for the period from October 13, 1993 (the first day of trading of the Common Stock on the American Stock Exchange) to December 31, 1996, with
(i) the cumulative total return of the Standard & Poor's 500 Stock Index; and
(ii) a peer group. The companies comprising the peer group are BRT Realty Trust, Continental Mortgage and Equity Trust and PIMCO Commercial Mortgage Securities, Inc.

    The graph was prepared based on the following assumptions: (a) $100 was invested in (i) the Common Stock on October 13, 1993 (the first day of trading of the Common Stock on the American Stock Exchange) at the close of business;
(ii) stock of the companies in the Standard & Poor's 500 Index on September 30, 1993 at the close of business; and (iii) stock of the peer group companies on October 13, 1993 (the first date of trading of the Common Stock on the American Stock Exchange) at the close of business; and (b) all dividends received were reinvested in the shares of Common Stock in the month in which they were received.

    THE STOCK PRICE PERFORMANCE SHOWN ON THE GRAPH IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              CAX      PEER GROUP    S & P 500
10/13/93     $100.00       $100.00      $100.00
12/31/93       99.00         91.00       102.00
12/31/94       96.00         93.00       104.00
12/31/95      109.00        103.00       142.00
12/31/96      147.00        140.00       175.00

                            THE MANAGEMENT AGREEMENT

    The Company entered into a management agreement (the "Management Agreement") with Financial Asset Management LLC (the "Manager") on August 20, 1993, pursuant to which the Manager performs the services and activities described below, among others, relating to the assets and operations of the Company. The Management Agreement provided for an initial term of one year, subject to extension by agreement between the Company and the Manager. The Management Agreement has been amended and extended through December 31, 1997. The terms appearing below in quotes not defined herein are defined in the Management Agreement and have the meanings ascribed to them therein.

    The Manager advises the Company on its business and oversees the Company's day-to-day operations, subject to the supervision of the Board of Directors of the Company. The Manager also is obligated to present to the Company asset acquisition opportunities consistent with the policies and objectives of the Company and to furnish the Board of Directors of the Company with information concerning the acquisition, holding and disposition of portfolio assets.

    The Management Agreement is approved annually by the Independent Directors. It may be terminated by either party with or without cause at any time upon 60 days' written notice. In addition, the Company has the right to terminate the Management Agreement upon the occurrence of certain specified events including, among other things, a breach by the Manager of any material provision which breach remains uncured for 30 days or the bankruptcy of the Manager. The Management Agreement also may be terminated at any time by a majority vote of the Independent Directors or holders of the Common Stock of the Company. The Manager is entitled to certain termination payments in the event of an acquisition of the Company which results in the termination of the Management Agreement.

    The Manager receives various fees for the advisory and other services performed in connection with the Management Agreement. The Manager, at its expense, provides all personnel and certain overhead items necessary to conduct the regular business of the Company.

    The Company has agreed to indemnify the Manager and its affiliates with respect to all expenses, losses, damages, liabilities, demands, charges or claims of any nature in respect of acts or omissions of the Manager made in good faith and in accordance with the standards set forth in the Management Agreement.

    Under the Management Agreement, the Manager may receive a base fee, an incentive fee, an acquisition fee and an administrative fee. The base fee, payable quarterly, is 1% of the "average invested assets" of the Company for such year.

    The incentive fee is based on the Company's profitability. The Manager is entitled to the incentive fee only after the Company's REIT income exceeds a return on the Company's "Average Net Worth" equal to the "Ten-Year U.S. Treasury Rate" plus 1%. Twenty percent of the Company's REIT income in excess of this amount is paid to the Manager as the incentive fee.

    The acquisition fee equals 1/2 of 1% of the initial cost of each portfolio asset which the Manager assists the Company to acquire. The purpose of the acquisition fee is to reimburse the Manager for its employee costs related to the due diligence procedures it performs in connection with the Company's acquisition of portfolio assets.

    The Manager also performs certain bond administration and other related services for the Company pursuant to the Management Agreement and receives an administrative fee for such services in relation to the complexity of the transaction and the services required.

    The Company declared an aggregate of $7,398,000 in dividends to its shareowners for the year ended December 31, 1996. For the same period, the Manager earned base fees of $654,000, administrative fees of $58,000 and incentive fees of $713,000, respectively. The Manager did not receive any acquisition fees during 1996.

    Prior to April 1, 1996, the Company was managed by Financial Asset Management Corporation, a wholly owned subsidiary of MDC Holdings, Inc. ("MDC"). Effective April 1, 1996, Financial Asset Management LLC assumed the Management Agreement. From April 1, 1996, through September 30, 1996, the Manager was 80% owned by two wholly owned subsidiaries of MDC and 20% owned by Spencer I. Browne who was at the time the President, Chief Executive Officer and a Director of the Company. On September 30, 1996, MDC acquired Mr. Browne's 20% interest in the Manager and then sold 100% of the Manager to an investor group led by Terry Considine and Thomas L. Rhodes. MDC received sales proceeds of $11,450,000, including $6,000,000 of cash and $5,450,000 of subordinated convertible notes. The notes are payable at specified dates during the next ten years and are convertible, under certain circumstances, into as much as a 47.6% ownership interest in the Manager.

    In connection with the sale, Larry A. Mizel resigned as Chairman of the Board of Directors and Mr. Browne resigned as President, Chief Executive Officer and a Director of the Company. Terry Considine was elected as Co-Chairman of the Board of Directors and Co-Chief Executive Officer, Thomas L. Rhodes was elected as Co-Chairman of the Board and Co-Chief Executive Officer and Leslie B. Fox was elected as President of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The table below sets forth, as of April 9, 1997, the number of shares of Common Stock beneficially owned by (i) each person known to the Company to be a beneficial owner of more than 5% of its Common Stock; (ii) all Directors, individually, and each executive officer of the Company named in the Summary Compensation Table, individually; and (iii) all of the Company's Directors and executive officers as a group, which information was furnished in part by each such person.

                                                                                    AMOUNT AND NATURE
                                                                                      OF BENEFICIAL      PERCENT OF
NAME OF BENEFICIAL OWNER                                                             OWNERSHIP(1)(2)      CLASS(4)
----------------------------------------------------------------------------------  ------------------  -------------
Asset Investors Corporation.......................................................        2,761,126            26.8
  3600 South Yosemite Street
  Suite 350
  Denver, Colorado 80237

Terry Considine...................................................................          --                *

Thomas L. Rhodes..................................................................          --                *

Donald L. Kortz...................................................................           86,437           *

Raymond T. Baker..................................................................           77,810           *

Robert J. Malone..................................................................           84,703           *

Bruce D. Benson...................................................................           22,703           *

Thomas C. Fries...................................................................          --                *

All Directors and executive officers as a group (nine persons)(3).................          313,285             3.0

------------------------

*   Denotes ownership of less than 1% of the outstanding shares of Common Stock.

(1) Includes, where applicable, shares of Common Stock owned by such person's minor children and spouse and by other related individuals and entities. Unless otherwise indicated, such person has sole voting and investment power as to the shares listed.

(2) Includes the following shares of Common Stock which such persons had the right to acquire within 60 days after April 9, 1997, through the exercise of stock options granted under the Plan: Donald L. Kortz--45,625 shares; Raymond T. Baker--45,625 shares; Robert J. Malone--45,625 shares; and all Directors and executive officers as a group--164,375 shares.

(3) Does not include 2,761,126 shares of Common Stock owned beneficially by AIC. Messrs. Considine and Rhodes are Co-Chairmen of the Board of Directors and Co-Chief Executive Officers of AIC.

(4) All shares of Common Stock which a person had the right to acquire within 60 days after April 9, 1997, were deemed to be outstanding for the purpose of computing the "Percent of Class" owned by such person but were not deemed to be outstanding for the purpose of computing the "Percent of Class" owned by any other person. At April 9, 1997, 10,315,809 shares of Common Stock were outstanding.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company was formed in August 1993 as a wholly owned subsidiary of AIC. In October 1993, AIC distributed approximately 70% of the outstanding shares of Common Stock of the Company to the shareowners of AIC (the "Distribution"). At the time of the Distribution, the Company was approved for listing on the American Stock Exchange, Inc. and, thereafter, commenced its operations. As reflected in the table under "Security Ownership of Certain Beneficial Owners and Management," AIC currently owns approximately 27% of the Common Stock of the Company. The Directors, other than the Independent Directors, and the officers of the Company are Directors and the officers of Asset Investors Corporation, respectively. The Company's day-to-day operations are performed by the Manager. See "The Management Agreement" above.

    In connection with the Company's formation, AIC and the Company entered into a Contribution Agreement pursuant to which, among other things, AIC contributed $74,800,000 to the capital of the Company plus interest in the amount of $791,000. The Contribution Agreement also provided that neither AIC nor the Company assumed any liability or obligation of the other. Each party agreed to indemnify the other against any such liability or obligation.

    The Contribution Agreement also provides that the Company will not acquire interests in single-family (one to four-unit) residential mortgage loan securitizations and that AIC will not acquire interests in commercial mortgage loan securitizations, including securitizations of mortgage loans backed by multi-family residential properties.

    The Company has determined that AIC's ownership of its Common Stock does not jeopardize the qualification of the Company as a REIT, and has exempted AIC from any restrictions on ownership of Common Stock which may be adopted by the Company, unless there is a change in law or regulation that causes AIC's ownership of the Common Stock to jeopardize the Company's status as a REIT. If such a change in law or regulation should occur, the Company may adopt such provisions as are necessary to maintain its status as a REIT, provided that such provisions, and the enforcement of such provisions, shall be in such a manner as to cause the least interference with AIC's ownership of securities of the Company and shall provide for the payment to AIC of an amount at least equal to:
(i) the closing price of the Common Stock on the last business day prior to the redemption date on the principal national securities exchange on which the Common Stock is listed or admitted to trading; or (ii) if not so listed or admitted to trading, the closing bid price on such last business day as reported on the NASDAQ System, if quoted thereon; or (iii) if not determinable as aforesaid, the net asset value of the Common Stock redeemed, as determined in good faith by the Board of Directors of the Company for any such securities to be redeemed. Notwithstanding the foregoing, in no event may the redemption price of the Common Stock be greater than the net asset value of the Common Stock redeemed, as determined in good faith by the Board of Directors.

    In connection with the Distribution, the Company and AIC entered into a Registration Rights Agreement which, among other things, provides that upon the request of AIC, the Company will use its best efforts to register under the Securities Act of 1933 any of the shares of Common Stock currently held or hereafter acquired by AIC for sale in accordance with AIC's intended method of disposition thereof and will take such other actions necessary to permit the sale thereof in other jurisdictions. AIC has the right to request three such registrations. Each of AIC and the Company has agreed to pay one half of all costs and expenses in connection with each such registration. AIC also has the right, which it may exercise at any time and from time to time in the future, to include the shares of Common Stock held by it in certain other registrations of securities initiated by the Company on its own behalf or on behalf of its shareowners. The rights of AIC under the Registration Rights Agreement are, under certain circumstances, transferable by AIC.

    Messrs. Considine and Rhodes each serve as an executive officer and Director of the Company and Mr. Benson serves as a Director of the Company. Additionally, Messrs. Considine, Rhodes and Benson combined have an 82% ownership interest in the Manager. The Manager receives management fees from the Company under the Management Agreement. Messrs. Considine, Rhodes and Benson may be deemed to have an interest in the Management Agreement, even though the Management Agreement has been approved by the Independent Directors. For a description of the Management Agreement between the Company and the Manager and the fees paid by the Company thereunder, see "Management Agreement" above.

    From time to time, the Company engages PageWorks + Tri-Design ("PageWorks"), a marketing and communications firm owned by the brother-in-law of the former Chairman of the Board, Mr. Mizel, for graphic design, artwork and other services related to the Company's shareowner reports. During 1996, the Company paid PageWorks approximately $16,000.

                COMPANY'S RELATIONSHIP WITH INDEPENDENT AUDITORS

    The Board of Directors of the Company appointed the firm of Ernst & Young LLP to audit the financial statements of the Company through December 31, 1996. A representative of Ernst & Young LLP is expected to be present at the Meeting and available to respond to appropriate questions. Ernst & Young LLP has indicated that it will not make a statement, although an opportunity for a statement will be provided. Shareowners are not being requested to ratify this appointment.

                                 OTHER MATTERS

    Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein. However, if any such other matters properly are presented to the shareowners for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

        SHAREOWNER PROPOSALS TO BE INCLUDED IN THE 1998 PROXY STATEMENT

    Shareowner proposals to be considered for inclusion in the proxy statement for the 1998 Annual Meeting of Shareowners must be received by the Company on or before November 19, 1997.

                                           BY ORDER OF THE BOARD OF DIRECTORS,

                                                   /s/  TERRY CONSIDINE

                                                     TERRY CONSIDINE
                                                 CO-CHAIRMAN OF THE BOARD

                                                  /s/  THOMAS L. RHODES

                                                     THOMAS L. RHODES
                                                 CO-CHAIRMAN OF THE BOARD

April 14, 1997

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1.

-------------------------------------------------------------------------------
                 The Board of Directors Recommends a Vote FOR Item 1

Item 1. Election of directors

__ Nominees to Class I:    (A) Thomas L. Rhodes   (B) Raymond T. Baker
                            (C) Thomas C. Fries
__ Nominees to Class II:   (D) Bruce D. Benson
__ Nominees to Class III:  (E) Terry Considine

   / / Vote FOR all nominees
   / / Vote WITHHELD from all nominees
   / / Vote FOR ALL EXCEPT
       (use letter before nominee's name to indicate exceptions): ____
-------------------------------------------------------------------------------

Item 2. In their discretion, to vote upon other matters properly coming before the meeting.



                                      ----------------------------------------
                                      Signature

                                      ----------------------------------------
                                      Signature

                                      ----------------------------------------
                                      Date


                                      Please sign, exactly as your name(s)
                                      appear above. If held in joint tenancy,
                                      all persons must sign. Trustees,
                                      administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

COMMERCIAL ASSETS, INCORPORATED
3600 SOUTH YOSEMITE STREET SUITE 350
DENVER, COLORADO   80237                                                  PROXY
-------------------------------------------------------------------------------


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON TUESDAY, MAY 20, 1997.

The undersigned hereby appoints Terry Considine, Thomas L. Rhodes, Leslie B. Fox, John C. Singer or any one of them, as proxies or proxy for the undersigned, each with full power of substitution and resubstitution, to attend the 1997 Annual Meeting of Shareowners and any adjournments or postponements thereof and to vote as designated on the reverse side hereof, all the shares of Common Stock of Commercial Assets, Inc. held of record by the undersigned on April 9, 1997. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof.

PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THIS CARD.


        (CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)